Exhibit 10.13

AMENDMENT TO THE

VIACOM EXCESS PENSION PLAN

Effective as of March 31, 2009, the Preamble of the Plan is amended to add a new subsection (d) to read as follows:

(d)        Effective as of March 31, 2009, there will be no additional accrual of benefits under the Plan.